EXHIBIT 99.1

BRIGHAM MINERALS, INC.
REPORTS THIRD QUARTER 2020 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - November 5, 2020 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced operating and financial results for the quarter ended September 30, 2020.

THIRD QUARTER 2020 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•Daily production volumes of 9,318 Boe/d (73% liquids, 53% oil)
◦Up 5% sequentially from Q2 2020 and up 19% from Q3 2019
◦Large portion of Q2 2020 SCOOP and Williston curtailed production volumes returned on-line

•Mineral and royalty revenues totaling $21.6 million
◦Up 72% sequentially from Q2 2020 driven by 62% higher realized prices and 5% volume growth
◦Total revenues of $23.1 million inclusive of lease bonus totaling $1.5 million

•Net loss totaling $13.0 million
◦Adjusted Net Income(1) of $5.9 million excluding $18.9 million impairment of oil and gas properties resulting from lower SEC pricing
◦Adjusted EBITDA(1) totaling $16.8 million up 184% sequentially from Q2 2020

•Declared Q3 2020 dividend of $0.24 per share of Class A common stock
◦Up 71% sequentially from Q2 2020
◦Represents 95% payout ratio of Q3 2020 discretionary cash flow ex lease bonus(1) with retained cash utilized to fund mineral acquisitions
◦$1.5 million in lease bonus revenue also retained to fund mineral acquisitions

•Acquired 1,125 net royalty acres deploying $16.2 million in mineral acquisition capital
◦Substantially all of capital deployed to Permian Basin with 80% to Loving County
◦Acquisition costs totaling $4.2 million per net location with 5% net DUCs and permits
◦Remaining highly disciplined with acquisitions given uncertain market conditions

•624 gross (3.8 net) drilled but uncompleted locations (“DUCs”) as of September 30, 2020
◦Converted 143 (20%) gross and 1.2 (27%) net DUCs during Q3 2020
◦Approximately 74% of Q3 2020 net DUC inventory located in Permian Basin
◦Anticipate majority of DUCs to be completed by Exxon Mobil Corporation, Chevron Corporation, Royal Dutch Shell plc, Continental Resources, Inc. and PDC Energy, Inc

•$8.2 million cash balance and revolver capacity of $130 million as of September 30, 2020
◦Associated with the Company's late-November semi-annual borrowing base redetermination under its revolving credit facility, the Administrative Agent has recommended a reaffirmation of the borrowing base at $135 million

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Our acquisition teams delivered during the third quarter deploying $16.2 million of mineral acquisition capital via our ground game almost entirely to the Permian Basin and specifically 80% to Loving County. We believe our capital was deployed to some of the best geology in the United States and under well-capitalized operators including Royal Dutch Shell who has continued to be active throughout the down cycle. Further, our acquisition pace in the fourth quarter has continued to accelerate with approximately $17 million in acquisitions closed or currently under contract, 90% of which is deployed to the Permian Basin. Acquisition economics continue to provide our best rates of return relative to other capital allocation alternatives and their potential impact on our capital structure. Importantly, our balance sheet continues to remain strong with $138 million in liquidity as of September 30th, which provides us with substantial flexibility to continue to capitalize on acquisition opportunities well into 2021. While drilling and completion activity remains constrained with operators continuing to manage their balance sheets, we

EXHIBIT 99.1
believe our strong DUC inventory, of which 30% appears to be frac’d and waiting to be turned in line to production, will provide resiliency and our production volumes will average in excess of 9,000 Boe/d over the next two quarters.”

Blake C. Williams, Chief Financial Officer, added, “Our financial results for the third quarter showcase the strength of our high-margin royalty business model coupled with our clean capital structure allowing for a 71% sequential increase to our dividend as we continue to return capital to our shareholders on an accelerated basis. Additionally, we are encouraged by the highly compelling economics of our ground game acquisitions and are electing to retain 5% of our discretionary cash flow ex lease bonus(1) along with $1.5 million in lease bonus payments, which allowed us to internally fund approximately 14% of our third quarter acquisitions. As previously messaged, we plan to compound value for our shareholders through the reinvestment of a portion of our cash flow with a long term payout ratio target of 75% to 80% which we will gradually approach over the coming quarters. Finally, we continue to actively manage our general and administrative expenses with a $0.8 million reduction in costs to $3.2 million in the third quarter despite incurring $0.3 million in non-recurring expenses in September associated with our secondary offering.”

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

The Company accelerated acquisition activity in the third quarter 2020, closing 11 transactions and acquiring 1,125 net royalty acres (standardized to a 1/8th royalty interest) by deploying $16.2 million in capital to the Permian Basin. As of September 30, 2020, the Company had acquired roughly 84,700 net royalty acres, encompassing 13,218 gross (116.7 net) undeveloped horizontal locations, across 39 counties in what the Company views as the cores of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the Denver-Julesburg (“DJ”) Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s approximate mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
September 30, 2020	27,550	4,875	11,400	10,725	15,600	7,825	6,725	84,700
June 30, 2020	26,550	4,800	11,375	10,700	15,600	7,825	6,725	83,575
Acres Added (Sold) Q/Q	1,000	75	25	25	—	—	—	1,125
% Added (sold) Q/Q	3.8%	1.6%	0.2%	0.2%	0.0%	0.0%	0.0%	1.3%

DUC Conversions Updates

The Company identified approximately 143 gross (1.2 net) DUCs converted to production during the third quarter, which represented 20% of its gross DUC inventory (27% of net DUCs) at the end of second quarter of 2020. Third quarter conversions of gross and net wells by status are summarized in the table below:

Q3 2020 Wells Converted to Proved Developed Producing
	Gross		Net
DUCs	143	87%	1.2	86%
Acquired	21	13%	0.2	14%
Total	164	100%	1.4	100%

Drilling Activity Update

During the third quarter 2020, the Company identified 57 gross (0.4 net) wells spud on its mineral position. In 2019 and 2018, respectively, the Company averaged 219 gross (1.4 net) and 135 gross (1.0 net) wells spud per quarter. Brigham’s gross and net wells spud activity over the past 11 quarters is summarized in the table below:

EXHIBIT 99.1

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20	Q3 20
Gross Wells Spud	82	99	208	150	230	248	214	185	209	36	57
Net Wells Spud	0.3	1.1	1.4	1.0	1.2	1.3	1.3	1.7	1.6	0.2	0.4
Four Quarter Rolling Average Net Wells Spud				1.0	1.2	1.2	1.2	1.4	1.5	1.1	1.0

DUC and Permit Inventory Update

Given the current challenges facing the global crude market and our operators, the near-term conversion of wells from DUCs or permits to proved developed producing was delayed and may continue to be deferred relative to historic conversion rates. Brigham’s gross and net DUC and permit inventory as of September 30, 2020 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	185	144	72	3	100	112	8	624
Permits	154	105	16	9	213	213	6	716
Net Inventory
DUCs	2.3	0.5	0.3	0.0	0.5	0.1	0.0	3.8
Permits	1.1	0.4	0.1	0.0	2.2	0.4	0.1	4.3
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

For the three months ended September 30, 2020, crude oil, natural gas and NGL production volumes, increased 19% to 9,318 Boe/d as compared to the same prior year period, due to a 46% increase in Permian Basin volumes, which were partially offset by an 8% decrease in Anadarko Basin volumes.

Third quarter 2020 average realized prices were $36.34 per barrel of oil, $2.02 per Mcf of natural gas, and $12.84 per barrel of NGL, for a total equivalent price of $25.16 per Boe. This represents a 25% decrease relative to year ago levels and a 62% increase relative to second quarter 2020.

The Company saw a reduction in general and administrative costs before share-based compensation of 4% for the three months ended September 30, 2020 as compared to the same prior-year period and 21% as compared to the second quarter 2020. Brigham realized savings in nearly all expense categories and achieved a quarterly run rate of $3.0 million when adjusted for non-recurring expenses related to the September secondary offering.

The Company’s net loss was $13.0 million for the three months ended September 30, 2020, inclusive of an $18.9 million impairment of oil and gas properties resulting from the continued reduction in the 12 month average rolling pricing used for reserves in accordance with SEC disclosure requirements. Adjusted EBITDA was $16.8 million for the three months ended September 30, 2020, down 13% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $15.3 million for the three months ended September 30, 2020, down 17% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As previously announced, on September 15, 2020, the Company repurchased 436,630 shares of its Class A common stock from certain shareholders in a privately negotiated transaction at a price per share of $8.08, for a total of $3.5 million.

As of September 30, 2020, the Company had a cash balance of $8.2 million and $130.0 million of capacity under its revolving credit facility, providing the Company with total liquidity of $138.2 million. Associated with the Company's

EXHIBIT 99.1
borrowing base redetermination that is expected to be finalized in late November 2020, the Administrative Agent has recommended a reaffirmation of the borrowing base at $135 million.

Results of Operations

Unaudited Financial and Operational Results	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per unit of production data)	2020	2019	2020	2019
Operating Revenues
Oil sales	$16,586	$20,799	$49,941	$53,514
Natural gas sales	2,770	2,132	7,115	7,028
NGL sales	2,212	1,204	5,429	4,232
Total mineral and royalty revenue	$21,568	$24,135	$62,485	$64,774
Lease bonus and other revenue	1,510	972	5,478	3,127
Total Revenues	$23,078	$25,107	$67,963	$67,901
Production
Oil (MBbls)	456	388	1,378	1,001
Natural gas (MMcf)	1,371	1,334	4,358	3,269
NGLs (MBbls)	172	110	505	274
Equivalents (MBoe)	857	720	2,609	1,820
Equivalents per day (Boe/d)	9,318	7,828	9,524	6,668
Realized Prices ($/Boe)
Oil ($/Bbl)	$36.34	$53.61	$36.25	$53.45
Natural gas ($/Mcf)	2.02	1.60	1.63	2.15
NGLs ($/Bbl)	12.84	10.96	10.74	15.43
Average Realized Price, without Derivatives	$25.16	$33.51	$23.95	$35.58
Average Realized Price, with Derivatives	$25.16	$33.68	$23.95	$35.78
Operating Expenses
Gathering, transportation and marketing	$1,702	$1,113	$5,106	$3,750
Severance and ad valorem taxes	1,393	1,377	4,179	4,206
Depreciation, depletion, and amortization	11,801	8,434	35,827	20,310
Impairment of oil and gas properties	18,905	—	18,905	—
General and administrative (before share-based compensation)	3,206	3,331	10,870	8,547
Total operating expenses (before share-based compensation)	$37,007	$14,255	$74,887	$36,813
General and administrative, share-based compensation	1,956	1,737	5,692	8,232
Total Operating Expenses	$38,963	$15,992	$80,579	$45,045
(Loss) Income From Operations	$(15,885)	$9,115	$(12,616)	$22,856
Other expenses:
Gain (loss) on derivative instruments	—	91	—	(521)
Interest expense, net	(118)	(65)	(695)	(5,160)
Loss on extinguishment of debt	—	—	—	(6,933)
Other income, net	4	130	29	165
(Loss) Income Before Taxes	$(15,999)	$9,271	$(13,282)	$10,407
Income tax (benefit) expense	(2,982)	807	(2,250)	1,114
Net (Loss) Income	$(13,017)	$8,464	$(11,032)	$9,293
Less: net income attributable to Predecessor	—	—	—	(5,092)
Less: net loss (income) attributable to temporary equity	3,552	(5,318)	2,223	(2,377)

EXHIBIT 99.1

Net (loss) income attributable to Brigham Minerals, Inc. Stockholders	$(9,465)	3,146	$(8,809)	1,824

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$1.99	$1.55	$1.96	$2.06
Severance and ad valorem taxes	1.63	1.91	1.60	2.31
Depreciation, depletion and amortization	13.77	11.71	13.73	11.16
General and administrative (before share-based compensation)	3.74	4.63	4.17	4.69
General and administrative, share-based compensation	2.28	2.41	2.18	4.52
Interest expense, net	0.14	0.09	0.27	2.83

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the third quarter 2020 of $0.24 per share of Class A common stock, to be paid on December 7, 2020 to holders of record as of November 30, 2020. An amount equal to the cash dividend per share will also be set aside for each outstanding award granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

BRIGHAM MINERALS THIRD QUARTER 2020 EARNINGS CONFERENCE CALL
•Friday, November 6, 2020 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time)
•Pre-register by visiting http://dpregister.com/10149466
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.
We define Adjusted Net Income (Loss) as net income (loss) before impairment of oil and gas properties and loss on extinguishment of debt. We define Adjusted EBITDA as Adjusted Net Income (loss) before depreciation, depletion and amortization, impairment of oil and gas properties, share based compensation expense, interest expense, gain or loss on derivative instruments and income tax expense, less other income and gain or loss on sale of oil and gas properties. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue.

Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus may differ from computations of similarly titled measures of other companies.

EXHIBIT 99.1

The following tables present a reconciliation of Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended
($ In thousands)	September 30, 2020	June 30, 2020	September 30, 2019
Net (Loss) Income	$(13,017)	$(6,816)	$8,464
Add:
Impairment of oil and gas properties	18,905	—	—
Adjusted Net Income (Loss)	$5,888	$(6,816)	$8,464
Add:
Depreciation, depletion, and amortization	11,801	11,200	8,434
Share based compensation expense	1,956	1,853	1,737
Interest expense	118	545	65
Income tax expense	—	—	807
Less:
Gain on derivative instruments, net	—	—	91
Other income, net	4	23	130
Income tax benefit	2,982	850	—
Adjusted EBITDA	$16,777	$5,909	$19,286
Less:
Lease bonus and other revenue	1,510	62	972
Adjusted EBITDA ex Lease Bonus	$15,267	$5,847	$18,314

Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex Lease Bonus

EXHIBIT 99.1

	Three Months Ended
($ In thousands, except per share amounts)	September 30, 2020	June 30, 2020
Adjusted EBITDA (1)	$16,777	$5,909
Less:
Adjusted EBITDA attributable to non-controlling interest	(3,912)	(1,829)
Adjusted EBITDA attributable to Class A common stock	$12,865	$4,080
Less:
Cash interest expense	437	165
Cash taxes (2)	—	(2,036)
Dividend equivalent rights	192	462
Discretionary cash flow to Class A common stock	$12,236	$5,489
Less:
Lease bonus	1,158	43
Discretionary cash flow ex lease bonus to Class A common stock	$11,078	$5,446
Add:
Lease Bonus	—	43
Less:
Retained cash flow	554	—
Distributed cash flow to Class A common stock	$10,524	$5,489

Shares of Class A common stock	43,316	39,297

Distributed cash flow per share of Class A common stock - Dividend	$0.24	$0.14
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income (Loss) above.
(2) The Company does not expect to incur federal income taxes for income related to results for the nine months ended September 30, 2020.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

EXHIBIT 99.1

	September 30,	December 31,
(In thousands, except share amounts)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$8,182	$51,133
Restricted cash	338	—
Accounts receivable	19,680	30,291
Prepaid expenses and other	2,464	1,688
Total current assets	30,664	83,112
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	318,693	291,664
Evaluated property	472,687	449,061
Less accumulated depreciation, depletion, and amortization	(116,532)	(61,103)
Total oil and gas properties, net	674,848	679,622
Other property and equipment	5,435	5,095
Less accumulated depreciation	(4,570)	(3,703)
Other property and equipment, net	865	1,392
Deferred tax asset	16,750	18,823
Other assets, net	825	1,213
Total assets	$723,952	$784,162

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,423	$11,533
Total current liabilities	7,423	11,533
Long-term bank debt	5,000	—
Other non-current liabilities	1,813	803
Temporary equity	127,182	454,507
Shareholders' equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 43,752,493 shares issued and 43,315,863 shares outstanding at September 30, 2020; 34,040,934 issued and outstanding at December 31, 2019	438	340
Class B common stock, $0.01 par value; 150,000,000 authorized, 13,167,687 shares issued and outstanding at September 30, 2020; 22,847,045 shares issued and outstanding at December 31, 2019	—	—
Additional paid-in capital	633,634	323,578
Accumulated deficit	(48,011)	(6,599)
Treasury stock, at cost; 436,630 shares at September 30, 2020 and no shares at December 31, 2019	(3,527)	—
Total shareholders' equity attributable to Brigham Minerals, Inc.	582,534	317,319
Total liabilities and shareholders' equity	$723,952	$784,162

EXHIBIT 99.1
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2020	2019	2020	2019
REVENUES
Mineral and royalty revenues	$21,568	$24,135	$62,485	$64,774
Lease bonus and other revenues	1,510	972	5,478	3,127
Total revenues	23,078	25,107	67,963	67,901
OPERATING EXPENSES
Gathering, transportation and marketing	1,702	1,113	5,106	3,750
Severance and ad valorem taxes	1,393	1,377	4,179	4,206
Depreciation, depletion, and amortization	11,801	8,434	35,827	20,310
Impairment of oil and gas properties	18,905	—	18,905	—
General and administrative, excluding share-based compensation	3,206	3,331	10,870	8,547
Total operating expenses (excluding share-based compensation)	37,007	14,255	74,887	36,813
General and administrative, share-based compensation	1,956	1,737	5,692	8,232
Total operating expenses	38,963	15,992	80,579	45,045
(LOSS) INCOME FROM OPERATIONS	(15,885)	9,115	(12,616)	22,856
Gain (loss) on derivative instruments, net	—	91	—	(521)
Interest expense, net	(118)	(65)	(695)	(5,160)
Loss on extinguishment of debt	—	—	—	(6,933)
Other income, net	4	130	29	165
(Loss) income before income taxes	(15,999)	9,271	(13,282)	10,407
Income tax (benefit) expense	(2,982)	807	(2,250)	1,114
NET (LOSS) INCOME	$(13,017)	$8,464	$(11,032)	$9,293
Less: net income attributable to Predecessor	—	—	—	(5,092)
Less: net loss (income) attributable to temporary equity	3,552	(5,318)	2,223	(2,377)
Net (loss) income attributable to Brigham Minerals, Inc. shareholders	$(9,465)	$3,146	$(8,809)	$1,824

NET (LOSS) INCOME PER COMMON SHARE
Basic	$(0.24)	$0.14	$(0.24)	$0.07
Diluted	$(0.24)	$0.14	$(0.24)	$0.07
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	40,124	21,838	36,475	13,299
Diluted	40,124	21,926	36,475	13,346

EXHIBIT 99.1

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
(In thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(11,032)	$9,293
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	35,827	20,310
Impairment of oil and gas properties	18,905	—
Share-based compensation expense	5,692	8,232
Loss on extinguishment of debt	—	6,933
Amortization of debt issuance costs	545	354
Deferred income taxes	(1,351)	2
Loss on derivative instruments, net	—	521
Net cash received for derivative settlements	—	356
Bad debt expense	299	293
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	10,312	(2,612)
(Increase) decrease in other current assets	(776)	970
Decrease in other deferred charges	45	—
(Decrease) increase in accounts payables and accrued liabilities	(4,269)	1,827
(Decrease) increase in other long-term liabilities	(465)	46
Net cash provided by operating activities	$53,732	$46,525
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(45,996)	(181,484)
Additions to other fixed assets	(340)	(400)
Proceeds from sale of oil and gas properties, net	1,565	2,001
Net cash used in investing activities	$(44,771)	$(179,883)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term debt	—	(4,596)
Payments of long-term debt	—	(195,404)
Borrowing of long-term debt	5,000	70,000
Payment of debt extinguishment fees	—	(2,091)
Proceeds from issuance of Class A common stock	—	277,075
Purchase of treasury stock	(3,527)	—
Dividends paid	(31,340)	(7,206)
Distribution to holders of temporary equity	(21,504)	(9,379)
Debt issuance costs	(203)	(1,211)
Net cash (used in) provided by financing activities	$(51,574)	$127,188
Decrease in cash and cash equivalents and restricted cash	(42,613)	(6,170)
Cash and cash equivalents and restricted cash, beginning of period	51,133	32,018
Cash and cash equivalents and restricted cash, end of period	$8,520	$25,848
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$163	$286
Capitalized share-based compensation cost	$4,560	$2,425
Temporary equity cumulative adjustment to carrying value	$(206,017)	$93,546

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance included within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming in operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation and storage facilities, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-6350

Or

For Investor and Media Inquiries:
Lincoln Churchill Advisors
Julie D. Baughman
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.